UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 12, 2011
Carriage Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address of principal executive offices, including zip code)
(713) 332-8400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     On October 12, 2011, the Company issued a press release announcing that Company management will be making presentations to investors at the Davenport Deathcare 1-on-1 Conference in New York, New York on October 13, 2011. A copy of the press release and the presentation, which will be presented to investors at this conference are attached hereto as Exhibits 99.1 and 99.2, respectively. The presentation is available to see under the Investor Relations tab on the Company’s website www.carriageservices.com.
     The press release, the presentation and information in this report are being furnished in accordance with Regulation FD and not “filed” with the Securities and Exchange Commission. Accordingly, the information in this report is not incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, and will not be so incorporated by reference into any future registration statement unless specifically identified as being incorporated by reference.
     The presentation contains non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP. Pursuant to the requirements of Regulation G, the Company provides quantitative reconciliations as well as qualitative information for the presentation within the press release and on the Company’s website www.carriageservices.com.
Item 8.01. Other Events.
     On October 12, 2011, the Company issued a press release announcing that Company management will be making presentations to investors at the Davenport Deathcare 1-on-1 Conference in New York, New York on October 13, 2011. A copy of the press release and the presentation, which will be presented to investors at this conference are attached hereto as Exhibits 99.1 and 99.2, respectively.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Title of Document

99.1	Press Release, dated October 12, 2011

99.2	Investor Presentation, dated October 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.
October 13, 2011	By:	/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Title of Document

99.1	Press Release, dated October 12, 2011

99.2	Investor Presentation, dated October 2011